Exhibit 10.14

May 18, 2022

Angel Pond Holdings Corporation

950 Third Ave, 25th Floor

New York, New York 10022

Attention:	Theodore T. Wang
Chief Executive Officer

Ladies and Gentlemen:

Reference is made to (1) the letter agreement, dated January 10, 2022 (the “Placement Agreement”), among J.P. Morgan Securities LLC (“J.P. Morgan”), Angel Pond Capital LLC (“Angel Pond BD”), Angel Pond Holdings Corporation (collectively with its subsidiaries and affiliates, “Angel Pond”), and MariaDB Corporation Ab (collectively with its subsidiaries and affiliates, the “MariaDB”), pursuant to which J.P. Morgan was engaged on a non-exclusive basis to act as a joint placement agent for Angel Pond and MariaDB in connection with certain private placements in connection with Angel Pond’s proposed business combination with MariaDB (the “Business Combination”); and (2) the letter agreement, dated January 31, 2022 (the “Capital Markets Advisory Agreement”), between J.P. Morgan and Angel Pond, pursuant to which J.P. Morgan was engaged to act as Angel Pond’s capital markets advisor in connection with the Business Combination. Reference is further made to the underwriting agreement, dated May 18, 2021 (the “Underwriting Agreement”), between Angel Pond Holdings Corporation, on the one hand, and J.P. Morgan and Goldman Sachs (Asia) L.L.C., as representatives of the underwriters referenced in Schedule I to the Underwriting Agreement, on the other hand.

Pursuant to Section 3 of the Placement Agreement and Section 3 of the Capital Markets Advisory Agreement, J.P. Morgan is hereby terminating its engagement with Angel Pond under the Placement Agreement and the Capital Markets Advisory Agreement effective as of the date hereof, it being understood that this termination shall not affect any rights of Angel Pond or of J.P. Morgan which by their terms survive termination or expiration of the Placement Agreement and the Capital Markets Advisory Agreement. Notwithstanding the foregoing, J.P. Morgan hereby waives its entitlement to the payment of any compensation that has accrued or may in the future accrue or become due under the Placement Agreement and the Capital Markets Advisory Agreement. J.P. Morgan further waives its entitlement to the payment of any Deferred Discount (as defined in the Underwriting Agreement) to be paid under the terms of the Underwriting Agreement. Separate notice of J.P. Morgan’s termination of its engagement with MariaDB under the Placement Agreement has been or will be sent to MariaDB.

By this letter, J.P. Morgan hereby resigns from, and ceases and refuses to further act in, every office, capacity, and relationship contemplated under the terms of the Placement Agreement and the Capital Markets Advisory Agreement or otherwise in connection with the Business Combination. Consistent with the foregoing, J.P. Morgan expects that any registration statement to be filed by Angel Pond, MariaDB or any of their respective affiliates in connection with the Business Combination will include the following language or language that is substantially similar:

On May 18, 2022, J.P. Morgan terminated its role as a joint co-placement agent to Angel Pond and MariaDB, as well as its role as capital markets advisor to Angel Pond, and waived any fees and compensation in connection with such roles. On the same day, J.P. Morgan also waived its entitlement to the payment of any deferred compensation in connection with its role as underwriter in Angel Pond’s initial public offering. J.P. Morgan has informed Angel Pond and Maria DB is not responsible for any portion of the registration statement.

For the avoidance of doubt, notwithstanding J.P. Morgan’s continuing rights to review and pre-approve any reference to it in any document, release or communication prepared, issued or transmitted by Angel Pond or MariaDB (including without limitation the right to review and approve any version of the language proposed above), which rights J.P. Morgan expressly reserves, J.P. Morgan disclaims any responsibility for any portion of any registration statement to be filed by Angel Pond, MariaDB or any of their respective affiliates in connection with the Business Combination.

Please note that we plan to provide written notice to the Securities and Exchange Commission advising the Commission of our resignation.

Very truly yours,

J.P. MORGAN SECURITIES LLC

By:	/s/ Keith Canton
Name:	Keith Canton
Title:	Managing Director